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                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                           FIRST DICE ROAD COMPANY,

                       A CALIFORNIA LIMITED PARTNERSHIP

                  THIS AGREEMENT of Limited Partnership, made as of The 1st day of June, 1985 by and among WESTERN MAGNESIUM CORP., a California corporation, having an office at 8851 Dice Road, Santa Fe Springs, California, 90670-0118 (the "General Partner"); JACK BENDHEIM, residing at 697 West 247th Street, Riverdale, New York 10471, and MARVIN S. SUSSMAN, residing at 101 Central Park West, New York, New York 10023, and JAMES 0. HERLANDS, residing at 115 Central Park West, New York, N.Y. 10024 (as "Limited Partners").

                                  WITNESSETH

                  NOW, THEREFORE, it is mutually agreed that:

1.        Formation, Name and Office.

                  a. The parties hereto hereby agree to form a limited partnership (the "Partnership") and to conduct the Partnership business, under the name of First Dice Road Company, a California Limited Partnership, as a limited partnership under and pursuant to the provisions of the California Revised Limited Partnership Act (the "Act"). The principal office of the Partnership shall be maintained

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at 8851 Dice Road, Santa Fe Springs, County of Los Angeles, State of
California, or at such other location as the General Partner may from time to time select, upon 30 days prior written notice to the Limited Partners.

                   b. Certificate. The General Partner shall immediately execute a Certificate of Limited Partnership and cause that Certificate to be filed in the office of the Secretary of State of California. Thereafter, the General Partner shall execute and cause to be filed certificates of amendment of the Certificate of Limited Partnership whenever required by the Act or this Agreement. The General Partners shall execute and cause to be filed original amended certificates evidencing the formation and operation of the Partnership whenever required under the laws of any other states in which the Partnership determines to do business. The General Partner shall also record a certified copy of the Certificate and any amendment thereto in the office of the county recorder in every county in which the Partnership owns real property.

2.        Definitions.

                   a. Partners. The term "Partners" as used in this Agreement shall refer collectively to the General Partner and Limited Partners and any additional or substitute Limited Partner or General Partner of the Partnership. The term "Partner" shall refer to any one of the Partners.

                   b. Limited Partners. The term "Limited Partners"

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shall refer to Jack Bendheim, Marvin S. Sussman, and James O. Herlands so long as they or any of them are Limited Partners, and any additional or substitute Limited Partner who is admitted to the Partnership and has executed this agreement and been named in an amendment to the Certificate. The term "Limited Partner" shall refer to any of the Limited Partners.

                   c. General Partner. The term "General Partner" shall refer to Western Magnesium Corp. and any successor to such General Partner and any additional or substitute General Partner named in any amendment to the Certificate.

                   d. Partnership Interest. The term "Partnership Interest" shall refer to the entire ownership interest (which may be expressed as a percentage) of a Partner in the Partnership at any particular time, including, without limitation, the right of such Partner to participate in the Partnership's "Profits and Losses", "Distributable Cash" and any and all benefits to which a Partner may be entitled as provided in this Agreement or in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act.

                   Until changed pursuant to the provisions hereof the Partnership Interest of the Partners shall be as follows:

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          Western Magnesium Corp.         (General Partner)                1%
          Jack Bendheim                   (Limited Partner)               39%
          Marvin Sussman                  (Limited Partner)               40%
          James 0. Herlands               (Limited Partner)               20%
                                                Total                    100%

                   e. Profits and Losses. The term "Profits and Losses" shall refer to the ordinary income or loss of the Partnership for Federal income tax purposes determined as of the close of the Partnership's fiscal year.

                   f. Code. The term "Code" shall refer to the Internal Revenue Code of 1954, as amended.

                   g. Property. "Property" means those certain parcels and buildings and improvements now or hereafter erected thereon located in the city of Santa Fe Springs, State of California consisting of approximately 4.43 acres located on Dice Road and being acquired from Southern Pacific Transportation Company pursuant letter agreement dated July 25, 1984, together with all incidents and interest of ownership attendant with or appurtenant thereto. The term "Property" shall also include: the interest of the Partnership; in the event of a sale, conveyance or other disposition of the Property, in any (i) leasehold interest, (ii) mortgage, (iii) partnership or corporate interest, or (iv) any other real or personal property, that is held by the Partnership in exchange therefor.

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                   h. Certificate. "Certificate" means the Certificate of
Limited Partnership filed pursuant to the Act, as such certificate may be amended from time to time.

                   i. Agreement. The term "Agreement" shall mean this Limited Partnership Agreement as amended from time to time.

3.        Partnership Purposes and Powers.

                   a. Purposes. The purposes of the Partnership shall be to own, maintain, operate and otherwise deal with respect to the Property including the right to develop and construct buildings thereon.

                   b. No Other Business. The Partnership shall participate in no other business unless authorized in this Agreement or in a separate writing executed by all of the Partners.

                   c. Powers. In furtherance of the purposes contained in Paragraph a. of this article, the Partnership shall be empowered:

                            (i)  To purchase, sell, lease, exchange, pledge or
otherwise encumber any property, real or personal, upon such terms and conditions as may be deemed desirable.

                            (ii) To finance all or any of its activities
authorized under the provisions of this Agreement by secured or unsecured indebtedness and, in connection therewith, issue evidences of indebtedness and execute and deliver

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mortgages and other security instruments of every nature and kind as security therefor and prepay, refinance and recast any or other lien on partnership property; and

                             (iii) To enter into, perform and carry out
contracts, leases and agreements of every kind necessary or incidental to the accomplishments of its purposes, including, without limitation, contracts, leases and agreements with the General Partner, and persons or entities affiliated with, or related to it in any manner, which persons or entities may be controlled by it, and agreements to arbitrate disputes with other parties, and take or omit such other or further action in connection with the Property as may be necessary or desirable to further the purposes of the Partnership; and

                            (iv)  To continue to hold its interest in the
Property or to convert its interest in the Property by way of an interest in another entity such as a Partnership or Corporation; and

                            (v)   To carry on any other activities necessary to,
in connection with or incidental to any of the foregoing.

                   d.       The General Partner.

                            (i)   The business and affairs of the Partnership
shall be managed by the General Partner acting through any one of its officers who shall have all necessary powers to carry out the business of the Partnership.

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                            (ii)  In the event the income and/or cash flow of
the Partnership is not sufficient to pay the interest and/or amortization of any Partnership obligation, the General Partner shall not be obligated to advance sufficient funds to the Partnership. In such event, the General Partner shall have the right in its sole discretion to permit the Partnership to default in the payment of any such Partnership obligation and to permit the property to be forfeited or lost by foreclosure or any other voluntary or involuntary proceeding or transaction. The General Partner shall not be liable to any Limited Partner by reason of any such decision or by reason of the loss or forfeiture of the partnership property.

                            (iii) As provided herein, the General Partner shall
devote such time to the management of the Partnership's business as shall be reasonably required for its welfare and success.

                            (iv)  File all certificates, notices, statements or
other instruments required by the Act and by law for the formation, operation and dissolution of the Partnership, its business and its property in all appropriate jurisdictions.

                            (v)   Cause the Partnership to carry public
liability, property damage and other insurance, all of which shall name the Partnership and the General Partner as insureds.

                            (vi)  Maintain records of all Partners'

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capital accounts, pursuant to the provisions of this Agreement, on the books and records of the Partnership in respect of each Partnership Interest.

4.        Term.

                  The term of the Partnership shall commence upon the date the Partnership's Certificate of Limited Partnership is filed by the Secretary of Acts of the State of California in the manner required by the Act and shall continue until May 31, 2020, unless sooner dissolved as hereinafter provided.

5.        Capital.

                   a. The initial capital of the Partnership shall be $1,000.00 and each of the Partners shall contribute to the capital of the Partnership the amount set forth hereinbelow:

                   Western Magnesium Corp. (General Partner)              -0-
                   Jack Bendheim             -                            394
                   Marvin S. Sussman                    -                 404
                   James O. Herlands                    -                 202
                                                                   $ 1,000

                   b. Capital Accounts. Capital accounts shall be maintained for each Partner on the books and records of the Partnership. Such account shall be credited with the amounts of any capital contributions which may (but are not required) be made from time to time to the Partnership and properly adjusted, by allocation in proportion to the various Partnership

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                   Interests, to reflect distributive shares of income, gain, deduction, loss, and cash distributions made by the Partnership. Any Partner whose Partnership Interest shall be increased or decreased by means of the transfer of all or part thereof shall have a capital account which has been appropriately adjusted to reflect such transfer.

                   c. Limitation of Liability of Limited Partners. The liability of any Limited Partner to provide funds or any other property to the Partnership shall be limited to the capital which the Limited Partner is required to contribute pursuant to subparagraph "a." of this Article "5". Nothing contained in this Agreement shall be construed to require any Limited Partner to restore any deficit in his capital account by making any capital contributions to the Partnership. The Limited Partners shall have no further personal liability to contribute money to the Partnership for, or in respect of, the liabilities or obligations of the Partnership and shall not be personally liable for any obligations of the Partnership. The liability of the Limited Partners is restricted and limited to the amount of the actual capital contributions that each limited partner makes or agrees to make to the Partnership.

                   d. No Interest on Capital Contributions. No interest shall be paid by the Partnership to any Partner with respect to any capital of the Partnership.

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                   e.  No Priority Among Limited Partners; No Withdrawal of
Capital. No Partner shall have priority over any other Partner either as to the return of his capital of the Partnership or as to distributions made by the Partnership. Except as otherwise specifically set forth in this Agreement, no Partner shall 'have the right to demand or receive property other than cash in return for -capital in the Partnership or as any other distributions from the Partnership. No Partner shall have the right to withdraw any part of his capital from the Partnership.

                   f. Liability of General Partners. Except as otherwise provided in this Agreement, the liability of a General Partner arising from the conduct of the business affairs or operations of the Partnership or for the debts of the Partnership is unrestricted.

6.        Allocations and Distributions.

                   a. Allocations Among Partners. Except as otherwise set forth in this Agreement, any income, gain, loss, deduction, or credit of the Partnership with respect to any Partnership fiscal period shall be allocated to all Partners according to their Partnership Interests during such fiscal period.

                   b. Benefits of Agreement. None of the provisions of this Agreement shall be construed as existing for the benefit of any creditor of the Partnership or creditor of any of the Partners, or shall be enforceable by any third

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party not a successor in interest to a signatory to this Agreement.

                   c.  Distributable Cash.

                       (i) For the purposes of this Agreement, the term "Distributable Cash" shall mean the net cash received by the Partnership during any fiscal year from all sources after the payment of all expenses, and amounts expended or reserved for reasonable working capital needs, replacement of equipment, fixtures and personality, replacement reserves, and sinking funds, all as determined by the General Partner, shall be deducted.

                       (ii) As soon as practicable after the end of each fiscal period the Distributable Cash derived during such fiscal period, if any, shall be distributed to the Partners in the same percentages as their Partnership Interests. All distributions to the Partners shall be made pro rata at the same time so that no Partner shall be entitled to or shall receive a distribution in advance of any other Partner.

7.        Books and Records.

                   a. Maintenance and Accounting Method. The General Partner shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books of account. Such books shall be maintained at the principal place of business of the Partnership and be available

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for reasonable inspection and examination by the Partners or their duly authorized agents or representatives. The Limited Partners may, at their own expense and not at the expense of the General Partner or the Partnership, cause the books and records of the Partnership to be examined by accountants other than the Partnership's accountants.

                   b. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

                   c. Required Records. The General Partners shall maintain at the principal executive office of the Partnership within California all of the following records:

                       (i) A current list of the full name and last known business or residence address of each Partner, set forth in alphabetical order, together with the contribution and the share in profits and losses of each Partner.

                       (ii) A copy of the certificate of limited partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed.

                       (iii) Copies of the limited partnership's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years.

                       (iv) Copies of this Agreement and all amendments thereto.

                       (v)  Financial statements of the Partnership

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for the six most recent fiscal years.

                          (vi) The Partnership's books and records for at least
the current and past three fiscal years.

                   d. Delivery of Records to Limited Partners. Upon the request of any Limited Partner, the General Partners shall promptly deliver to that Partner, at the expense of the Partnership, a copy of:

                            (i)      The current list of each partner's name,
address, contribution, and share in profits and losses.

                            (ii)     The certificate of limited partnership, as
amended, and any powers of attorney pursuant to which any certificate was executed.

                          (iii)      This Agreement, as amended.

8. Powers and Authority of the General Partner. The Partners hereby acknowledge and agree that the General Partner (without the necessity of any further consent or authorization of any Partner) shall have complete and exclusive control over the management of the Partnership's business and affairs, and the Limited Partners shall have no right to participate in the management or conduct of such business or affairs nor any power or authority to act for or on behalf of the Partnership in any respect whatsoever. Except as otherwise expressly provided in this Agreement, the General Partner shall have the right, power and authority, on behalf of the Partnership and in its name, to exercise

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all of the rights, powers and authority permitted to general partners under the Act, including, without limitation, the power and authority to do all of the following, at such times and on such terms and conditions as it deems to be in the best interests of the Partnership:

                   a. To acquire, hold, sell, lease, or otherwise dispose of all or less than all the Property, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, development, improvement, maintenance, repair, exchange, trade or sale of the Property, as well as causing to be prepared and filed with respect to the Property such plans, declarations and other documents with appropriate federal, state or municipal-agencies as may be required.

                   b. To borrow money required for the conduct of the business and affairs of the Partnership and secure the repayment of such borrowing by executing mortgages, pledging or otherwise encumbering or subjecting to security interests all or any part of the assets of the Partnership, and to repay, refinance, increase, modify, consolidate or extend the maturity of any indebtedness created by such borrowing, or any such mortgage, pledge, encumbrance or other security device;

                   c. To place record title to, or the right to use, Partnership assets in the name or names of a nominee or

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nominees for any purposes convenient or beneficial to the Partnership;

                   d. To open, maintain and close bank accounts and draw checks or otherwise for the payment of monies;

                   e. To receive, receipt for and otherwise dispose of and deal in all checks, monies, securities and other property of the Partnership;

                   f. To do any act or execute any document or enter into any contract or agreement of any nature necessary or desirable, in the opinion of the General Partner, in pursuance of the purposes of the Partnership including, without limitation, to enter into, modify and perform agreements (including joint venture agreements) relating to the acquisition, operation and development of the Property;

                   g. To operate, manage and develop the Property, to enter into a lease or leases and agreements with others with respect to such management, operation and development, and to employ persons, at the expense of the Partnership, in the operation, management and development of the Property.

                   h. To purchase, at the expense of the Partnership, contracts of liability, casualty and other insurance for the protection of the assets or affairs of the Partnership or for any purpose convenient or beneficial to the Partnership;

                   t. To employ from time to time any persons, firms or corporations for the operation of the Partnership's

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business including, without limitation, accountants and attorneys, on such terms and for such compensation as the General Partner shall determine.

                   j. To enter into such agreements, contracts, documents and instruments with such parties, and to give such receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto, a~ the General Partner may deem advisable, appropriate and convenient;

                   k. When required for the proper conduct of the business and affairs of the Partnership, to exercise all rights, powers and privileges of ownership with respect to any and all rights of property held by the Partnership, including, without limitation, the right to sell, grant options affecting exchange, transfer, finance, lease (for any term whether or not extending beyond the term of this Agreement), mortgage, pledge, hypothecate or otherwise dispose of or encumber such rights or property, all upon such terms as the General Partner deems proper;

                   1. To adjust, compromise, settle or refer to arbitration, any claim against or in favor of the Partnership or any nominee, and to institute, prosecute or defend any legal proceedings relating to the business and property of the Partnership.

                   All powers of the General Partner shall be limited to matters relating to the Property and the Partnership

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shall not make any loans to, or engage in, any venture not relating to the
Property.

                   In the exercise of his power and authority, the General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and other assets of the Partnership, whether or not the same are in the immediate possession or control of the General Partner.

                   9. Duties of the General Partner. In addition to any other obligations imposed upon him by this Agreement, the General Partner shall have the specific duties described below.

                   a. Maintenance of Limited Partnership Status. The General Partner shall now and hereafter take all actions necessary and reasonably practicable to maintain the Partnership's valid existence and, after formation thereof, its status as a limited partnership in the State of California.

                   b. Management of the Property, The General Partner shall at all times use reasonable efforts to provide to the Partnership, either through its own employees or other agents with qualified supervisory management services.

                   c. Insurance. The General Partner shall be responsible either through his own employees or other agents for obtaining and keeping in force policies of fire and extended coverage in limits sufficient to avoid effect of co-insurance and otherwise satisfactory to all mortgagees,

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worker's compensation and public liability insurance covering the Partnership and the Property, with such carriers and in such amounts as the General Partner deems appropriate, but no less (and in deductible amounts no greater) than customarily maintained for properties similar to the Property. Any such policies of insurance may, at the election of the General Partner, name the General Partner, and such other Persons as the General Partner deems appropriate as additional insureds thereunder.

                   d. Reports. The General Partner shall cause to be prepared and distributed to each of the Limited Partners within ninety (90) days after the end of each fiscal year of the Partnership, a copy of the Partnership's Federal income tax return for such year together with a financial statement for such year.

10.     Restrictions on Authority of Partners.

                   a. Without the prior written consent of all the Limited Partners, the General Partner shall not have the authority to:

                       (i)    Do any act in contravention of this Agreement;

                       (ii) Do any act which would make it impossible to carry on the ordinary business of the Partnership, except the liquidation of the Partnership's assets by sale of the Property authorized under this Agreement;

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                       (iii)  Admit any additional General or Limited Partners
into the Partnership or establish any additional classes of Partners; (iv) Possess Partnership property or assign rights in Partnership property for other than Partnership purposes; (v) Amend this Agreement;

                       (vi) Change or reorganize the Partnership into any other legal form;

                       (vii)  Confess a judgment against the Partnership;

                       (viii) Knowingly perform any act which would subject the Limited Partners to liability as general partners in any jurisdiction;

                       (ix) File or consent to the filing of a Petition under any federal or state bankruptcy or insolvency act with respect to the Partnership; or

                       (x) Enter into any transaction not relating to the Property.

                   b. Voting Rights of Limited Partners. In addition to any other rights granted the Limited Partners under this Agreement, none of the following actions shall be taken without the prior written consent or vote of a majority in interest of the Limited Partners:

                       (i) The sale, exchange, lease, mortgage, pledge, or transfer of all or a substantial part of Property

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other than in the ordinary course of business;

                       (ii) The incurrence of indebtedness by the Partnership other than in the ordinary course of business;

                       (iii) A change in the nature of the Partnership's business;

                       (iv)  The removal of the General Partner; and

                       (v)   The dissolution and winding up of the Partnership.

                   c. No Limited Partner shall take part in, or interfere in any manner with, the conduct or control of the Partnership business, nor shall any Limited Partner have any right or authority to act for or bind the Partnership. The provisions of this paragraph c. of Article 10 shall have no effect upon the specific rights granted to the Limited Partners herein or under the Act.

11.       Compensation to Partners.

                   No partner shall be entitled to compensation for services rendered to the Partnership other than to the rights with respect to his Partnership Interest.

12.       Transfers of Interests; Substitute Limited Partners.

                   a. Requirements for Substitution. No assignee of the whole or any portion of a Partnership Interest shall have the right to become a Substitute Limited Partner in place of his assignor unless:

                       (i)    The assignor has designated such

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intention in a written instrument of assignment delivered to the General
Partner; and

                       (ii)  Except as provided in subparagraph "b" of this
Article 12, the written consent of the General Partner has been obtained, the granting or denial of which shall be within the sole discretion of the General Partner; and

                       (iii) The assignee has adopted and agreed in writing to be bound by all of the provisions hereof, as the same may have been amended; and

                       (iv) All documents reasonably required by the General Partner to effect the substitution of the assignee as a Limited Partner shall have been executed and filed at the sole cost and expense of the assignor; and

                       (v) The provisions of Paragraph b. of this Article 12 have been satisfied.

                   When all of the provisions of law and of this Article have been complied with, the assignee forthwith, shall become a Limited Partner.

                   b.  Limitations on Transfers.

                       Except as provided in Article 14 hereof, there shall be no sale, exchange or other transfer, or assignment of the whole or any portion of a Partnership Interest without the prior written consent of the General Partner, which consent the General Partner may grant or

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refuse in its discretion.

                   c. Tax Elections. In the event of the sale, exchange or transfer of a Partnership Interest, or any portion thereof, or upon the death of an individual Limited Partner, or in the event of the distribution of Partnership property to any Limited Partner, the Partnership may file an election, the filing of which election shall be in the sole discretion of the General Partner, in accordance with applicable Treasury Regulations, to cause the basis of the Partnership property to be adjusted for Federal income tax purposes as provided by Section 735, 743 and 754 of the Code.

13.      Distributions and Allocations Subsequent to Assignment or Substitution.

                   An assignee or a substitute (but not additional), Limited Partner who purchases or otherwise acquires a Limited Partner's Partnership Interest, or any portion thereof, shall be entitled to receive distributions of cash and allocations of income and loss from the Partnership attributable to such Partnership Interest subsequent to the effective date of such assignment, sale, exchange or other transfer with proration. The "effective date" of an assignment for the purposes of this Article, shall be the date fixed by the Code or if none then the date on which a written instrument of assignment that conforms to the requirements hereof has been received by the Partnership.

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14.      Death of a Limited Partner.

                   The death of any Limited Partner shall neither dissolve nor terminate the Partnership. If a Limited Partner shall die or shall be adjudicated incompetent, his legal representative shall have the right to be a Substitute Limited Partner taking such Limited Partner's interest in the Partnership. In she event of the death of a Limited Partner, the remaining, surviving Limited Partners shall have the option to purchase, in proportion to their interest in the Partnership, the interest of the deceased Limited Partner at a purchase price equal to the total capital investment made by the deceased Limited Partner in the Partnership. Said option shall be exercised by the surviving Limited Partners within six months after the appointment of a legal representative for the deceased Limited Partner and in the event that they fail to exercise such option, then the Partnership shall have a like option to acquire the deceased Limited Partner's interest for the same price which option shall be exercisable within nine (9) months after the appointment of a legal representative for the deceased Limited Partner. Either of said options shall be exercised by notice given to the legal representative of the deceased Limited Partner within the time period provided. If neither the surviving Limited Partners nor the Partnership shall exercise said option of purchase then the legal representative who acquires such Limited Partner's interest in the Partnership

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shall have the right to transfer same to the person or persons designated in the Last Will and Testament of the deceased Limited Partner or those persons entitled to take same pursuant to the intestacy laws of the jurisdiction applicable. No consent of the General Partner shall be required for any transfer pursuant to the conditions of this Article 14 provided, however, that the transferee shall comply with the provisions of subparagraph (a)(iii) and
(iv) of Article 12. Death or other events relating to the General Partner.

     The death, resignation, removal, adjudication of incompetency or insanity, or an assignment for benefit of creditors by the General Partner, a filing of a petition for bankruptcy or any other insolvency proceeding by the General Partner or the filing of a petition for bankruptcy or any other insolvency proceeding against the General Partner, not dismissed within 90 days shall not automatically dissolve or terminate the Partnership but in the event of any such events (such events sometimes hereunder being referred to as "Involuntary Withdrawal") the General Partner's interest shall automatically be terminated and the amount in the capital account of said terminated General Partner shall be paid to it within a reasonable time.

                   a. In the event of the Involuntary Withdrawal of the General Partner the Limited Partners acting unanimously shall within sixty
(60) days designate some other person or

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entity as the General Partner; or elect to terminate and dissolve the
Partnership and designate a General Partner to carry out such termination and dissolution. A failure to properly designate a successor General Partner within sixty (60) days shall be deemed and election to terminate and dissolve the Partnership.

                   b. No voluntary resignation of a General Partner shall be effective until thirty (30) days after he has given written notice of same to the Limited Partners.

                   c. A General Partner can be removed involuntarily by an action brought by a majority of the Limited Partners in a court of competent jurisdiction after a determination by such court that the General Partner has committed fraud, gross negligence or willful misconduct in office.

16.       Dissolution of the Partnership.

                   a. Dissolution. The Partnership shall be dissolved and its affairs wound up upon the expiration of the term providing for the existence of the Partnership or upon the occurrence of any of the following events, whichever is first to occur:

                       (i) The Partnership shall be dissolved upon any date specified in a Consent to Dissolution signed by the General Partner and by a majority in interest of the Limited Partners.

                       (ii) The Partnership shall be dissolved and its affairs shall be wound up when its assets are sold or otherwise disposed of and the only property of the Partnership

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consists of cash available for distribution to the Partners.

                       (iii) The Partnership shall be dissolved and its affairs shall be wound up when required by a decree of judicial dissolution entered under Section 15682 of the California Corporations Code.

                   b. Distribution Upon Dissolution. Upon the dissolution of the Partnership, the General Partner or his successor(s) shall proceed to liquidate the Partnership, and the proceeds of liquidation shall be applied and distributed in the following order of priority:

                       (i) First, to the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Partners to the Partnership) and the expenses of liquidation.

                       (ii) Second, to the establishment of any reserve which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserve may be paid over to any attorney at law, or bank as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the General Partner, any balance shall be distributed in the manner hereinafter provided in this Paragraph.

                       (iii) Third, to the repayment of loans or advances that may have been made by any of the Partners to the Partnership.

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                       (iv) Finally, the balance of any funds then remaining
shall be distributed to the Partners in the following order of priority:

                            (a) First, to the Partners in proportion to their
capital accounts an amount necessary to reduce the capital accounts to zero or if any Partner's capital account has a negative balance then an amount to the Partners to bring all capital accounts into a negative balance in proportion to their Partnership Interest.

                            (b) The balance then remaining shall be distributed
to the Partners, in the same proportion as the Partnership Interest held by each Partner bears to the total Partnership Interests held by all of the Partners.

                   c. Distribution in Kind. In the event of the termination and dissolution of the Partnership, to the extent that the Partnership's assets have not been sold or otherwise disposed of, the Partnership's non-cash assets, if any, may be distributed in kind in the proportions set forth in Paragraph b. (iv) of this Article, each Partner accepting a pro rata undivided interest therein subject to the Partnership 1iabi1ities.

                   d. Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the normal losses attendant upon such liquidation.

                   e. Filing. Upon dissolution of the Partnership, the General Partner shall execute and file in the office of the Secretary of State of the State of California a certificate of dissolution. Upon completion of the winding up of the Partnership's affairs the Partners conducting the winding up of the Partnership's affairs shall execute and file in the office of the Secretary of State of the State of California a certificate of cancellation of the Certificate of Limited Partnership. Upon compliance with the foregoing distribution plan (including payment over to an escrow agent, if deemed appropriate by the General Partner and if there be sufficient funds therefor), the Partnership shall cease to be such, and the General Partner shall take such action as shall be required by law to terminate such Partnership's existence.

                   f. General Partner Not Personally Liable for Return of Capital Contributions. The General Partner shall not be personally liable for any distribution required pursuant to this Article 16, and such distribution shall be made solely from available Partnership assets, if any.

                   g. Operations During Dissolution. Upon dissolution of the Partnership, the affairs of the Partnership shall be wound up by a General Partner who has not wrongfully caused the dissolution or if there is no General Partner remaining, the Partnership's affairs shall be wound up by the Limited Partners. If the Limited Partners wind up the Partnership's affairs, they shall be entitled to reasonable compensation.

17.       Withdrawals; Retirement of Partners.

                   Each Limited Partner shall have the right to withdraw from the Partnership at any time by written notice to the General Partner. The withdrawing Limited Partner shall be paid by the Partnership within sixty (60) days of said notice of withdrawal a sum equal to the capital account of said withdrawing Limited Partner on the books of the partnership as of the date of notice of withdrawal, plus the principal outstanding, together with any accrued interest, of any loans by said withdrawing Limited Partner to the Partnership as of the date of payment. Notwithstanding the foregoing, in the event a Limited Partner gives notice of withdrawal, the General Partner shall have the right to elect by written notice to all Limited Partners, to dissolve and terminate the Partnership instead of permitting a Limited Partner to withdraw.

18.       Power of Attorney to Execute Documents.

                   a. Grant of Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner acting through any officer thereof as his true and lawful attorney in his name, place and stead to make, execute, acknowledge and, if necessary file:

                       (i) Any certificates or other instruments which the Partnership may be required to file under the laws of the State of California, or any other governmental authority having jurisdiction, or which the General Partner shall deem it advisable to file.

                       (ii) Any certificates or other instruments amending or modifying the certificate or the certificates and instruments referred to in subparagraph (i) of this Paragraph.

                       (iii) Any certificates or other instruments which may be required to admit one or more Limited Partners to the Partnership or to effectuate the dissolution and termination of the Partnership.

                   b. Irrevocable and Coupled With an Interest; Copies to be Transmitted. The powers of attorney granted under Paragraph a. of this Article shall be deemed irrevocable and to be coupled with an interest. A copy of each document executed by the General Partner pursuant to the powers of attorney granted in Paragraph a. of this Article shall be transmitted to each Limited Partner promptly after the execution of any such document.

                   c. Survival of Power of Attorney. The powers of attorney granted in Paragraph a. of this Article shall survive delivery of an assignment by any Limited Partner of the whole or any portion of his Partnership Interest, except that if such assignment was of all of his Partnership Interest and the substitution of the assignee as a Limited Partner has been consented to by the General Partner, the foregoing powers of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all certificates and other instruments necessary to effectuate the substitution of the assignee as a Limited Partner.

                   d. Limitation on Power of Attorney. The powers of attorney granted under Paragraph a. of this Article cannot be utilized by the General Partner to increase or extend any financial obligation or liability of the Limited Partners. The General Partner may not modify the terms of this Agreement without the written consent of all of the Limited Partners.

19.       Non-Waiver.

                   No provision of this Agreement shall be' deemed to have been waived except if such waiver is in writing and signed by the party making such waiver and no such waiver shall be deemed to be a waiver of any other or further similar or dissimilar obligation or liability.

20.       Additional Documents and Instruments.

                   The parties shall execute and deliver to each other such other and further documents and instruments as may be necessary to carry out the purposes of this Agreement and which are required by the General Partner, or any other federal, state or local governmental agency having jurisdiction over the Partnership.

21.       Illegality.

                   If any provision or provisions of this Agreement (or any part thereof) or the application thereof to any particular facts or circumstances shall be illegal and unenforceable by reason of any statute or rule of law, the remaining provisions (or parts thereof) of this Agreement or the application of the particular provision or provisions (or parts thereof) to other facts or circumstances shall not be affected thereby and shall remain in full force and effect. It is the intention of the provisions of this Article to make clear that the agreement of the parties to this Agreement is that this Agreement shall be enforced insofar as it may be enforced consistent with applicable statutes and rules of law.

22.       Notices.

                   All notices, demands, requests, consents or approvals given, required or permitted to be given hereunder, shall be contained in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid and return receipt requested, addressed to the parties at the addresses set forth above or below, or on any addendum to or counterpart of this Agreement, or to such other address as the recipient shall have previously notified the sender of in writing, and shall be deemed received three (3) days after the date of mailing.

23.       Merger and Amendments.

                   This Agreement contains the entire understanding and agreement between parties upon the subject matter of this Agreement and, except as otherwise provided herein, may be changed only by written amendment signed by all of the Partners at such time. Any prior understandings and agreements between the parties are merged herein, except only as herein otherwise expressly stated.

24.       Provisions Binding.

                   This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns and any additional or substitute Limited Partners or General Partners (except as may otherwise be specifically provided herein).

25.       Captions.

                   The captions set forth herein are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the contents, scope or intent of this Agreement.

26.       Definitions.

                   All terms used herein which are defined in this Agreement shall have the meaning set forth in this Agreement, unless the context clearly indicates otherwise.

27.       Counterparts.

                   This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

28.       Gender and Plural.

                   Whenever the sense of this Agreement so requires, the masculine or feminine gender shall be substituted for or deemed to include the neuter and the plural, the singular, and vice-versa.

29.       Applicable Law.

                   This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of California.

30.       Execution by Spouses.

                   This agreement is signed by the spouses of the Limited Partners, who are not themselves Partners. Such signature shall not be construed as making any spouse a Partner or as imposing on any spouse any responsibility for any Partnership obligation but merely recording the consent of such spouse to the execution by her spouse of this agreement and to all of the terms and conditions to the extent that any community property interest, if any, may be involved.

                   IN WITNESS WHEREOF, the undersigned have duly executed this Agreement of Limited Partnership of First Dice Road Company.

General Partner
Western Magnesium Corp.

By  /s/ Jack C. Bendheim
    --------------------

Limited Partners                    Spouses

/s/ Jack Bendheim                   /s/ Gail Bendheim
-----------------                   -----------------

/s/ Marvin S. Sussman               /s/ Aviva Sussman
---------------------               -----------------

/s/ James O. Herlands               /s/ Joyce C. Herlands
---------------------               ---------------------

                  The undersigned, desiring to enter into the Agreement of Limited Partnership of First Dice Road Company, a California Limited Partnership (the "Partnership") in the form attached, hereby agree to all of the terms and provisions thereof. Each of the undersigned hereby constitutes and appoints Western Magnesium Corp., the General Partner of the Partnership, his true and lawful attorney-in-fact, with all the powers and authorities as set forth in said Agreement of Limited Partnership, including, without limitation, in his name, place and stead to make, execute, sign, acknowledge, swear to, deliver and file a Certificate of Limited Partnership and any amendment thereof. The power of attorney hereby granted shall be deemed to be coupled with an interest and shall be irrevocable. This power of attorney shall not be affected by subsequent disability or incapacity of the principal, or lapse of time.

                  WITNESS, the execution hereof by the undersigned, as Limited Partners of First Dice Road Company, and individually.

Dated:             , 1985

/s/ Jack C. Bendheim
--------------------
Jack C. Bendheim
697 West 247th Street
Riverdale, New York 10471

/s/ Marvin S. Sussman
---------------------
Marvin S. Sussman
101 Central Park West
New York, New York 10023

/s/ James 0. Herlands
---------------------
James 0. Herlands
115 Central Park West
New York, New York 10023

STATE OF NEW YORK  )
      SS.:
COUNTY OF NEW YORK )

                  On the 19th day of June, 1985, before me personally came JACK C. BENDHEIM, to me known, who, being by me duly sworn did depose and say that he resides at 697 West 247th Street, Riverdale, New York 10471; that he is the Executive Vice President of WESTERN MAGNESIUM CORP., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

/s/ Wermer Adler
----------------
    Notary Public

STATE OF NEW YORK )
      ss.:
COUNTY OF NEW YORK )

                   On the 19th day of June, 1985, before me came JACK C. BENDREIM, to me known and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that he executed the same.

/s/ Wermer Adler
----------------
    Notary Public

STATE OF NEW YORK )
      ss.:
COUNTY OF NEW YORK )

                   On the 19th day of June, 1985, before me came MARVIN S. SUSSMAN, to me known and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that he executed the same

/s/ Wermer Adler
----------------
    Notary Public

STATE OF NEW YORK )
      ss.:
COUNTY OF NEW YORK )

                   On the 19th day of June, 1985, before me came JAMES 0. HERLANDS, to me known and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that he executed the same.

/s/ Wermer Adler
----------------
Notary Public

STATE OF NEW YORK )
      ss.:
COUNTY OF NEW YORK )

                  On the 19th day of June, 1985, before me came GAIL BENDHEIM, to me known and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same.

/s/ Wermer Adler
----------------
    Notary Public

STATE OF NEW YORK )
      ss.:
COUNTY OF NEW YORK )

                  On the 19th day of June, 1985, before me came AVIVA SUSSMAN, to me known and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same

/s/ Wermer Adler
----------------
    Notary Public

STATE OF NEW YORK )
      ss.:
COUNTY OF NEW YORK )

                  On the 19th day of June, 1985, before me came JOYCE C. HERLANDS, to me known and known to me to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same.

/s/ Wermer Adler
----------------
    Notary Public

                 AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                            FIRST DICE ROAD COMPANY

                       A California Limited Partnership

                  AGREEMENT made this day of November, 1985 by and between WESTERN MAGNESIUM CORP., as general partner and JACK BENDHEIM, MARVIN S. SUSSMAN and JAMES 0. HERLANDS, as limited partners.

                  WHEREAS, an Agreement of Limited Partnership was entered into on June 1, 1985; and

                  WHEREAS, the parties thereto desire to amend the said
Agreement.

                  NOW, THEREFORE, it is agreed as follows:

                  1. Article 3, Paragraph a., is hereby amended by adding the following: "In addition and to the foregoing, the partnership shall engage in such other business ventures as the general partner shall from time to time determine whether or not related to the Property".

                  2. In all other respects the Agreement of Limited

Partnership dated June 1, 1985 is hereby ratified and confirmed.

   WESTERN MAGNESIUM CORP.

By:  /s/ Nathan Bistricer
     --------------------

/s/ Jack C. Bendheim
--------------------
JACK C. BENDHEIM

/s/ Marvin S. Sussman
---------------------
MARVIN S. SUSSMAN

/s/ James O. Herlands
---------------------
JAMES O. HERLANDS